     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2004
                                                  REGISTRATION NO. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                           EDGE PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              76-0511037
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             1301 TRAVIS, SUITE 2000
                              HOUSTON, TEXAS 77002
                                 (713) 654-8960
              (Address of Principal Executive Offices and Zip Code)

                              --------------------

                        INCENTIVE PLAN OF EDGE PETROLEUM
                            (Full title of the plan)

                              ---------------------

                                 MICHAEL G. LONG
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             1301 TRAVIS, SUITE 2000
                              HOUSTON, TEXAS 77002
                                 (713) 654-8960
 (Name, address and telephone number, including area code, of agent for service)

                                    COPY TO:
                                 GENE J. OSHMAN
                              BAKER & BOTTS, L.L.P.
                              3000 ONE SHELL PLAZA
                            HOUSTON, TEXAS 77002-4995

                         CALCULATION OF REGISTRATION FEE

       Title of           Amount     Proposed Maximum    Proposed Maximum    Amount of
   Securities to be        to be    Offering Price Per  Aggregate Offering  Registration
      Registered        Registered       Share(1)            Price(1)           Fee
      ----------        ----------       --------            --------           ---
Common Stock (par
value $0.01 per share)    500,000         $12.56            $6,280,000          $796

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price reported on the Nasdaq National Market on March 3, 2004.

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-22571) filed by Edge Petroleum Corporation, a Delaware corporation, with the Securities and Exchange Commission on February 28, 1997 are incorporated herein by reference.

================================================================================

                                     EXPERTS

         The consolidated financial statements of Edge Petroleum Corporation (the "Company") as of December 31, 2002 and 2001 and for each of the years in the two-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements refers to a change to the method of accounting for derivative instruments.

         The consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000 of the Company, which are incorporated by reference herein, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

         The consolidated balance sheet of Miller and subsidiary as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002 which are incorporated by reference herein, have been audited by Plante & Moran, PLLC, independent auditors, as set forth in their report, and have been incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated balance sheet of Miller and subsidiary as of December 31, 2001, and the related consolidated statements of operations, equity and cash flows for the year ending December 31, 2001, which are incorporated by reference herein, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         Arthur Andersen has not consented to the inclusion of their report herein, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of their report herein, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the Financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

         Certain information with respect to the oil and gas reserves of the Company derived from the reports of Ryder Scott Company, L.P., independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.

         Certain information with respect to the oil and gas reserves of Miller derived from the reports of Miller and Lents, Ltd., independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.

                  The following documents are filed as exhibits to this Registration Statement:

                  Exhibit No.      Description
                  -----------      -----------
                     4.1       --  Incentive Plan of the Company.

                     5         --  Opinion of Baker & Botts, L.L.P.

                     23.1      --  Consent of Baker & Botts, L.L.P. (included in
                                   Exhibit 5).

                     23.2      --  Consent of Deloitte & Touche L.L.P.

                     23.3      --  Consent of KPMG L.L.P.

                     23.4      --  Consent of Plante & Moran PLLC.

                     23.5      --  Consent of Ryder Scott Company.
                     23.6      --  Consent of Miller & Lents, Ltd.
                     24        --  Powers of Attorney (included on the signature
                                   page of this Registration Statement).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 15, 2004.

                                   EDGE PETROLEUM CORPORATION

                                   By:   /s/ John W. Elias
                                        ----------------------------------------
                                         John W. Elias
                                         Chief Executive Officer and
                                         Chairman of the Board

                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Robert Thomas and Michael G. Long, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same employee benefit plan filed pursuant to General Instruction E of Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on March 15, 2004.

       SIGNATURE                                    TITLE
       ---------                                    -----
                              Chief Executive Officer and Chairman of the Board
   /s/ John W. Elias              (Principal Executive Officer)
----------------------
     John W. Elias

                              Senior Vice President and Chief Financial Officer
  /s/ Michael G. Long             (Principal Financial and Principal Accounting
----------------------            Officer)
    Michael G. Long

  /s/ Thurmon Andress         Director
----------------------
    Thurmon Andress

  /s/ Vincent Andrews         Director
----------------------
    Vincent Andrews

/s/ Joseph R. Musolino        Director
----------------------
  Joseph R. Musolino

/s/ Stanley S. Raphael        Director
----------------------
  Stanley S. Raphael

  /s/ John Sfondrini          Director
----------------------
    John Sfondrini

 /s/ Robert W. Shower         Director
----------------------
   Robert W. Shower

   /s/ David F. Work          Director
----------------------
     David F. Work

Exhibit No.      Description
-----------      -----------
   4.1       --  Incentive Plan of the Company.

   5         --  Opinion of Baker & Botts, L.L.P.

   23.1      --  Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

   23.2      --  Consent of Deloitte & Touche L.L.P.

   23.3      --  Consent of KPMG L.L.P.

   23.4      --  Consent of Plante & Moran PLLC.

   23.5      --  Consent of Ryder Scott Company.

   23.6      --  Consent of Miller & Lents, Ltd.

   24        --  Powers of Attorney (included on the signature page of this
                 Registration Statement).